November 8, 2017 Conduent Q3 2017 Earnings  Results

Forward-Looking Statements This report contains “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the business process outsourcing industry and our business and financial results. Forward-looking statements often include words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Our actual results may vary materially from those expressed or implied in our forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by us or on our behalf. Important factors that could cause our actual results to differ materially from those in our forward-looking statements include, but are not limited to: • termination rights contained in our government contracts; • our ability to renew commercial and government contracts awarded through competitive bidding processes; • our ability to recover capital and other investments in connection with our contracts; • our ability to attract and retain necessary technical personnel and qualified subcontractors; • our ability to deliver on our contractual obligations properly and on time; • competitive pressures; • our significant indebtedness; • changes in interest in outsourced business process services; • our ability to obtain adequate pricing for our services and to improve our cost structure; • claims of infringement of third-party intellectual property rights; • the failure to comply with laws relating to individually identifiable information, and personal health information and laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; • breaches of our security systems and service interruptions; • our ability to estimate the scope of work or the costs of performance in our contracts; • our ability to collect our receivables for unbilled services; • a decline in revenues from or a loss or failure of significant clients; • fluctuations in our non-recurring revenue; • our failure to maintain a satisfactory credit rating; • our ability to attract and retain key employees; • increases in the cost of telephone and data services or significant interruptions in such services; • our failure to develop new service offerings; • our ability to receive dividends or other payments from our subsidiaries; • changes in tax and other laws and regulations; • changes in government regulation and economic, strategic, political and social conditions; • changes in U.S. GAAP or other applicable accounting policies; and • other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. Any forward-looking statements made by us in this presentation speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise. Non-GAAP Financial Measures We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods’ results against the corresponding prior periods’ results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Non-GAAP measures are footnoted, where applicable, in each slide herein. Cautionary Statements 2

Q3 2017 Overview

CONDUENT

Key Highlights

- Commercial segment profit margin up 150 bps year-over-year and 240 bps sequentially
- Public Sector revenue and profitability consistent qtr/qtr
- Other segment performance continues to improve
- Renewal signings up qtr/qtr and renewal rate of 98%
- Rolling 12-month pipeline ~$13B, up 9% yr/yr
- Initial divestitures completed, resulting in $56 million of proceeds
- Successfully remediated two large customer experience contracts and profitable MMIS extension for large deal

Revenue

$1,480M, down 1.1% qtr/qtr and down 7.3% yr/yr as reported and down 7.5% yr/yr in constant currency[1]

- *Strategic decisions led to ~40% of the yr/yr decline*

Profitability

Adjusted operating margin[2] 7.5%, up 140 bps yr/yr

GAAP EPS ($0.09)

Adjusted EPS[2] $0.22

Adjusted EBITDA[2]

$174M, grew 3% yr/yr

Adjusted EBITDA margin[2] 11.8%, up 120 bps yr/yr

[1] Constant currency based on foreign exchange rates as of the prior-year period. Please refer to Non--GAAP for additional details

[2] Please refer to Appendix for Non-GAAP reconciliations of adjusted operating income/margin, adjusted EBITDA/margin and adjusted EPS

3

Strategic Transformation Progress and Outlook • Continued progress in Q3; expect to achieve 2017 target • Pipeline of cost initiatives provides comfort in expected 2018 savings targets • Strong real estate performance, expect over achievement in this area • Progress on Customer Experience with remediation of two large contracts highlighting positive momentum • IT transformation and simplification remains a focus 4 Q4 2016 Q2 2017 Q3 2017 462 379 355 Real Estate Locations Q1 '16 Q2 '16 Q3 '16 Q4 '16 Q1 '17 Q2 '17 Q3 '17 $183 $170 $164 $169 $169 $153 $144 10.9% 10.5% 10.3% 10.6% 10.9% 10.2% 9.7% Selling, General & Administrative (SG&A) Trends SG&A ($ in M) % of revenue Note: Q4 2016 % of adjusted revenue1 1Please refer to Appendix for Non-GAAP reconciliations of adjusted revenue

Operational Focus 5 Modernizing platforms, investing in automation, analytics and digital experiences Centralizing our technology ecosystem and taking control of our IT infrastructure Optimizing workforce and utilization of the global delivery network Investing in the sales force, pursuing larger deals with shorter duration, driving cross-sell

Signings, Pipeline and Renewal Rate

CONDUENT

$1,048M

Total Contract Value (TCV) Signings

- Total TCV declined 16% qtr/qtr and 32% yr/yr, impacted by delays with two large deals*

98%

Renewal Rate

- Reflects opportunities with acceptable margin and risk
- Renewals: $657M, improved sequentially but still impacted yr/yr by lower overall opportunities
- Key renewals in Government Healthcare, Payment Services and Comms & Media

$390M

New Business Total Contract Value

- New Business: $390M, declined 41% qtr/qtr and 38% yr/yr
- Decline impacted by delays with two large deals
- Key expansions in Transportation

~$13B

Rolling 12-Month Pipeline

- Increased 9% yr/yr
- Key opportunities in Public Transit, State & Local, Healthcare Payer and Payments

*Two contracts with TCV of ~$200M were delayed in Q3 but have since been signed in Q4

6

Portfolio Review Update

CONDUENT

- During Q3, divested five businesses:
  - Global Mobility (Human Resource Services)
  - FIREHOUSE (State & Local)
  - Healthcare consulting (Healthcare Provider)
  - Breakaway Group (Healthcare Provider)
  - Wireless Data Services' mobile device management business (Customer Experience)
- Divested businesses generated the following revenue/ Adjusted EBITDA[1]:
  - YTD 2017: ~$60M / ~$5M

In the near term, targeting $250-500M of revenue for divestiture in addition to completed transactions



Desirability
Core
Viability
Feasibility

[1]Please refer to Appendix for Non-GAAP reconciliations of adjusted EBITDA

7

Financials 8

Q3 2017 Earnings

CONDUENT

(in millions)	Q3 2016	Q3 2017	B/(W) Yr/Yr	Comments
Revenue	$1,596	$1,480	($116)	Impacted by strategic decisions, lost business
Gross margin	*16.8%*	*17.6%*	*80 bps*	Continued progress driven by strategic transformation program
SG&A	164	144	$20	
Adjusted operating income[1]	**97**	**111**	**$14**	
Adjusted operating margin[1]	***6.1%***	***7.5%***	***140 bps***	
Adjusted EBITDA[1]	**$169**	**$174**	**$5**	Includes ~$3M impact from hurricanes
Adjusted EBITDA margin[1]	***10.6%***	***11.8%***	***120 bps***	
Amortization of intangible assets	63	60	3	
Restructuring and related costs	8	22	(14)	Reflects continued progress on real-estate
Interest expense[2]	11	35	(24)	
Separation costs	15	2	13	
(Gain) on sale of asset and businesses	—	(16)	—	$16M gain on divestitures
Other net (income)	(2)	(3)	1	
Pretax income	**2**	**13**	**11**	
GAAP tax expense	$1	$30	($29)	Tax impact of $19M from deferred comp action
GAAP net income (loss)	**$1**	**($17)**	**($18)**	
GAAP EPS (loss)	**$0.01**	**($0.09)**	**($0.10)**	
Adjusted tax rate[1]	39.5%	36.8%	*270 bps*	
Adjusted net income[1]	$52	$48	($4)	
Adjusted EPS[1]	**$0.24**	**$0.22**	**($0.02)**	Improved $0.06 qtr/qtr

[1]Please refer to Appendix for Non-GAAP reconciliations of adjusted operating income/margin, adjusted EBITDA/margin, adjusted tax rate, adjusted net income and adjusted EPS
[2]Q3 2016 Interest expense includes $10M in Related-party interest

9

Q1 '16 Q2 '16 Q3 '16 Q4 '16 Q1 '17 Q2 '17 Q3 '17 $1,007 $939 $923 $936 $923 $876 $864 2.6% 3.7% 4.6% 5.1% 3.1% 3.7% 6.1% Commercial Segment Segment Highlights • Revenue declined 6% yr/yr, impacted by lost business, lower volumes and strategic decisions • Segment profit grew 26% yr/yr, driven by strategic transformation • Segment adjusted EBITDA1 grew 9% yr/yr and adjusted EBITDA margin1 expanded 160 bps • Revenue productivity2 ~$50K / employee, down ~3% vs. Q4 2016 Quarterly Revenue and Profit Revenue ($ in M) % Segment Margin 10 Segment Profit $26 $35 $42 $48 $29 $32 $53 AEBITDA1 $71 $76 $85 $81 $70 $75 $93 Revenue By Vertical (% of segment total) 1Please refer to Appendix for Non-GAAP reconciliations of adjusted EBITDA /margin 2Revenue productivity excludes corporate overhead Comms & Media: 18% Hi-Tech, Industrial & Retail: 36% Banking, Insurance & Capital Markets: 17% Payer: 21% Provider, Pharma & Life Sciences: 8% Revenue By Service Line (% of segment total) Customer Experience*: 34% Human Resource Services: 25% Industry Specific Services: 14% Learning & Legal: 6% Transaction Processing: 6% Omni-Channel Comms: 5% Finance and Accounting: 5% Workers Comp: 5% *Includes standalone Customer Care

Revenue By Business (% of segment total) Public Sector Segment Segment Highlights • Revenue down 8% yr/yr and flat sequentially • Transportation down 2% yr/yr, but improved 6% sequentially • Segment profit in-line with expectations as strategic transformation savings offset revenue mix impacts • Revenue productivity2 ~$220K / employee, roughly flat vs. Q4 2016 11 Quarterly Revenue and Profit Revenue ($ in M) % Segment Margin State & Local: 23% Government Healthcare: 11% Federal: 3% Tolling: 15%Transit: 11% Photo & Parking: 11% Commercial Vehicle: 4% Payment Services: 22% 1Please refer to Appendix for Non-GAAP reconciliations of adjusted EBITDA /margin 2Revenue productivity excludes corporate overhead Q1 '16 Q2 '16 Q3 '16 Q4 '16 Q1 '17 Q2 '17 Q3 '17 $571 $579 $584 $574 $549 $540 $540 10.7% 13.5% 13.4% 13.2% 11.1% 10.9% 10.9% Segment Profit $61 $78 $78 $76 $61 $59 $59 AEBITDA1 $86 $104 $103 $102 $82 $83 $81 Transportation (~40% of segment revenue) Federal, State & Local Government (~40% of segment revenue) Payments Services (~20% of segment revenue)

Q1 '16 Q2 '16 Q3 '16 Q4 '16 Q1 '17 Q2 '17 Q3 '17 $107 $95 $89 $81 $80 $76 Other Segment Revenue in $M Segment Highlights • Revenue declined yr/yr in-line with expectations • Profitability improved, driven by both Health Enterprise and Education • Successful remediation / extension of large MMIS contract expected to improve profitability moving forward 12 1Please refer to Appendix for Non-GAAP reconciliations of adjusted revenue, adjusted EBITDA/margin and adjusted operating income/margin Quarterly Revenue and Profit Revenue By Vertical (% of segment total) Health Enterprise: 75% Education: 25% GAAP Revenue: $4 Adjusted Revenue: $871 Segment Loss1 ($16) ($36) ($23) ($12) ($1) ($3) ($1) AEBITDA1 ($11) ($32) ($19) ($8) $1 ($1) $0

Q3 2017 Commentary: • Free cash flow3 of $73M • Divestitures in Q3 generated ~$56M • Termination of Deferred Compensation Plan added $116M (Investing Cash Flow), most of which will be used to pay employees in 2018 • Expect full-year free cash flow of 20-30% of AEBITDA Cash Flow (in millions) Q3 2017 YTD Net loss ($17) ($27) Depreciation & amortization 123 378 Stock-based compensation 8 26 Restructuring payments (21) (43) Restructuring and related costs 22 68 Change for income tax assets and liabilities 5 3 Change in accounts receivable (7) (76) Change in other net working capital (15) (200) Other1 6 (64) Operating Cash Flow $104 $65 Purchase of LB&E2 and other (31) (83) Proceeds from sales of LB&E — 33 Net proceeds from divestitures 56 56 Other investing 116 116 Investing Cash Flow $141 $122 Cash from Financing ($86) ($111) Effect of exchange rates on cash and cash equivalents — 2 Beginning cash and cash equivalents 309 390 Change in cash and cash equivalents 159 78 Ending Cash and Cash Equivalents $468 $468 Memo: Free Cash Flow3 $73 ($1) Better / (Worse) vs. Prior Year Period ($25) $154 1Includes deferred tax expense, gain (loss) investments, amortization of financing costs, contributions to defined benefit pension plans and Other operating, net 2Includes cost of additions to land, building and equipment (LB&E) and internal use software 3Free cash flow is defined as operating cash flow less cost of net additions to land, building and equipment and internal use software as well as cost of capital lease (Year-to-date includes $16M) . Please refer to Appendix for Non-GAAP reconciliation 13

Capital Structure Overview

CONDUENT

Debt Structure ($ in millions)

	6/30/2017	9/30/2017
Total Cash	**$309**	**$468**
Deferred Comp Cash	—	*116*
Adjusted Cash[1]	**309**	**352**
Total Debt[2]	**2,130**	**2,062**
Term Loan A[3, 6] due 2021	719	727*
Term Loan B[3] due 2023	846	844
10.5% Senior Notes due 2024	510	510
Revolving Credit Facility[4] due 2021	70	—
Capital Leases	46	39
Current net leverage ratio[5]	2.8x	2.6x

*Reflects appreciation of the EUR; there was no incremental borrowing on the Term Loan A in Q3 2017

Credit Metrics / Statistics

Expected 2017 interest expense	**~$140M**
Preferred dividend (annually)	*~$10M*
Target net leverage ratio	<2.5x
Average remaining maturity on outstanding debt	~5.5 years

Key Messages

- Successfully repriced Term Loan B; interest rate has been reduced by 250 bps since beginning of year
- Fully repaid revolver ($70M)
- Approaching target leverage ratio

[1] Adjusted Cash excludes cash received from termination of the Deferred Compensation Plan of $116M that will be used to pay participants in Q4 2018
[2] Total debt excludes deferred financing costs
[3] Revolving credit facility and Term Loan A interest rate is Libor + 225 bps; Term Loan B is Libor + 300 bps effective October 7, 2017
[4] $733M of available capacity under Revolving Credit Facility as of 9/30/2017
[5] Net debt (total debt less adjusted cash) divided by TTM adjusted EBITDA
[6] Includes initial EUR 260M borrowing converted at end of quarter exchange rates

14

2017 Guidance FY 2016 FY 2017E Revenue $6,408M Down 4.5-6.5% (CC1) Adjusted EBITDA2 $635M Up ~5% Free Cash Flow ($81M) 20-30% of Adj. EBITDA2 15 1 Constant currency based on foreign exchange rates as of the prior-year period 2 Please refer to Appendix "Non-GAAP Outlook" for certain non-GAAP information concerning outlook

CEO Closing Remarks 16

The Conduent Value Chain 17 17

Q&A 18

Appendix 19

Signings & Renewal Rate 20 ($ in millions) Q1' 16 Q2' 16 Q3' 16 Q4' 16 Q1' 17 Q2' 17 Q3' 17 Total Contract Value $1,488 $2,158 $1,546 $1,660 $931 $1,244 $1,048 New Business $643 $527 $633 $724 $530 $657 $390 Renewals $845 $1,631 $913 $936 $401 $587 $657 Annual Recurring Revenue Signings $129 $112 $166 $182 $143 $130 $92 Non-Recurring Revenue Signings $83 $140 $104 $111 $92 $109 $86 Renewal rate 89% 88% 89% 85% 92% 89% 98% Renewal rate (previous methodology) 89% 84% 83% 82% 80% 76% 95%

2017 Modeling Considerations

CONDUENT

	Commentary
D&A (excl. amortization of intangibles)	Modest sequential increase in Q4
Profitability	Q4 weighted given seasonality and cost initiatives
Restructuring costs	Now expecting $90-95M for the full year (~$75M previously)
Interest Expense	~$33M for Q4; ~$140M for the full year
Cash Flow	Q4 weighted; 2017 FCF guidance unchanged
Capex	~2.0% for the full year given lower-than-expected spend YTD
Other segment	Still expect break-even in 2018; results may be uneven

21

Definitions 22 TCV = Total contract value New Business TCV = Annual recurring revenue signings multiplied by the contract term plus non-recurring revenue signings Renewal Rate = Annual recurring revenue (ARR) on contracts that are renewed during the period as a percentage of ARR on all contracts for which a renewal decision was made during the period (excluding contracts for which a strategic decision to not renew was made based on risk or profitability). Revenue productivity = Calculated as trailing-twelve months (TTM) revenue / average quarter-end headcount for last four quarters. Segment calculation excludes corporate headcount.

Non-GAAP Financial Measures We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods’ results against the corresponding prior periods’ results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. A reconciliation of the following non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP are provided below. These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our reported pre-tax performance measures under ASC 740, which employs an annual effective tax rate method. The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method. The tax effect of the non-GAAP adjustments was calculated based upon evaluation of the statutory tax treatment and the applicable statutory tax rate in the jurisdictions in which such charges were incurred. Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate. We make adjustments to Income (Loss) before Income Taxes for the following items, for the purpose of calculating Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate: • Amortization of intangible assets. The amortization of intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry from period to period. • Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our strategic transformation program. • Separation costs. Separation costs are expenses incurred in connection with the separation from Xerox Corporation into a separate, independent, publicly traded company. These costs primarily relate to third-party investment banking, accounting, legal, consulting and other similar types of services related to the separation transaction, as well as costs associated with the operational separation of the two companies. • Other (income) expenses net. Other (income) expenses, net includes currency (gains) losses, net, litigation matters and all other (income) expenses, net. • NY Medicaid Management Information System (NY MMIS) costs associated with the company not fully completing the State of New York Health Enterprise platform project. • Health Enterprise (HE charge) associated with not fully completing the Health Enterprise Medical platform implementation projects in California and Montana. • (Gain) loss on sale of asset and businesses. The Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance.  We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Management believes that adjusted effective tax rate, provided as supplemental information, facilitates a comparison by investors of our actual effective tax rate with an adjusted effective tax rate which reflects the impact of the items which are excluded in providing adjusted net income, and may provide added insight into our underlying business results and how effective tax rates impact our ongoing business. Non-GAAP Financial Measures 23

Adjusted Operating Income and Adjusted Operating Margin. We make adjustments to Costs and Expenses and Margin for the following items (as defined above), for the purpose of calculating Adjusted Operating Income and Adjusted Operating Margin: • Amortization of intangible assets. • Restructuring and related costs. • Separation costs. • Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs. • Related Party Interest. Interest payments to former parent. • Other (income) expenses, net. • NY MMIS. • HE charge. • (Gain) loss on sale of asset and businesses. We provide our investors with adjusted operating income and adjusted operating margin information, as supplemental information, because we believe it offers added insight, by itself and for comparability between periods, by adjusting for certain non-cash items as well as certain other identified items which we do not believe are indicative of our ongoing business, and may also provide added insight on trends in our ongoing business. Adjusted Other Segment Profit and Margin We adjust our Other Segment profit and margin for NY MMIS and HE charge adjustments. We provide Other segment adjusted loss and Other segment adjusted margin information, as supplemental information, because we believe that the adjustment for NY MMIS wind-down costs and HE charge, which we do not believe are indicative of our ongoing business, supplementally provides investors added insight into underlying Other segment loss and gross margin results and trends, both by itself and in comparison to other periods. . Non-GAAP Financial Measures

Adjusted EBITDA and EBITDA Margin We use Adjusted EBITDA as an additional way of assessing certain aspects of our operations that, when viewed with the U.S. GAAP results and the accompanying reconciliations to corresponding U.S. GAAP financial measures, provide a more complete understanding of our on-going business. We also use Adjusted EBITDA to provide additional information that is useful to understand the financial covenants contained in the Company’s credit facility and indenture. Adjusted EBITDA represents Income (loss) before Interest, Income Taxes, Depreciation and Amortization adjusted for the following items (which are defined above): • Goodwill impairment charge. During the fourth quarter 2016, we performed our annual goodwill impairment test which resulted in a non-cash impairment charge of $935 million in our Commercial Industries reporting unit. • Restructuring and related costs. • Separation costs. • Other (income) expenses, net. • NY MMIS / NY MMIS Depreciation. Costs associated with the company not fully completing the State of New York Health Enterprise platform project. • HE charge. • (Gain) loss on sale of asset and businesses. Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performance. Management cautions that amounts presented in accordance with Conduent’s definition of Adjusted EBITDA may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA in the same manner. Adjusted Other Segment Revenue and Profit We adjusted Other Segment revenue, profit and margin for the NY MMIS and HE charges. Free Cash Flow Free Cash Flow is defined as cash flows from operating activities as reported on the consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal use software, capital lease additions and the gain on sale of an asset in 2017. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in land, buildings and equipment and internal use software, make principal payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled to cash flow provided by operating activities, which we believe to be the most directly comparable measure under U.S. GAAP. Constant Currency To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars. We refer to this adjusted revenue as “constant currency.” Currency impact can be determined as the difference between actual growth rates and constant currency growth rates. This currency impact is calculated by translating the current period activity in local currency using the comparable prior-year period's currency translation rate. Non-GAAP Outlook In providing outlook for adjusted EBITDA we exclude certain items which are otherwise included in determining the comparable GAAP financial measure. A description of the adjustments which historically have been applicable in determining adjusted EBITDA are reflected in the table below. We are providing such outlook only on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward-looking period, such as amortization, restructuring, separation costs, NY MMIS, HE charge, and certain other adjusted items, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to reported results. Non-GAAP Financial Measures 25

Non-GAAP Reconciliation: Net Income (Loss) & EPS Three Months Ended September 30, 2017 Three Months Ended September 30, 2016 (in millions, except EPS) Net Income (Loss) EPS Net Income (Loss) EPS GAAP as Reported From Continuing Operations $ (17) $ (0.09) $ 1 $ 0.01 Adjustments: Amortization of intangible assets 60 63 NY MMIS 1 — Restructuring and related costs 22 8 HE charge (3) — Separation costs 2 15 (Gain) loss on sale of asset and businesses (16) — Other (income) expenses, net (3) (2) Less: Income tax adjustments(1) 2 (33) Adjusted Net Income (Loss) and EPS $ 48 $ 0.22 $ 52 $ 0.24 (shares) Weighted average common shares outstanding 204 203 Restricted stock and performance shares 3 3 8% Convertible preferred stock — 5 Adjusted Weighted Average Shares Outstanding(2) 207 211 (1) Reflects the income tax (expense) benefit of the adjustments. Refer to the Effective Tax Rate reconciliation details. (2) Average shares for the 2017 calculation of adjusted EPS excludes 5 million shares associated with our Series A convertible preferred stock and includes the impact of the preferred stock quarterly dividend of $2 million for the three months ended September 30, 2017. Average shares for the 2016 calculation of adjusted EPS includes 5 million shares associated with our Series A convertible preferred stock and excludes the impact of the preferred stock quarterly dividend. 26

Non-GAAP Reconciliation: Effective Tax Rate Three Months Ended September 30, 2017 Three Months Ended September 30, 2016 (in millions) Pre-Tax Income (Loss) Income Tax (Benefit) Expense Effective Tax Rate Pre-Tax Income (Loss) Income Tax (Benefit) Expense Effective Tax Rate GAAP as Reported From Continuing Operations $ 13 $ 30 230.8% $ 2 $ 1 50.0% Non-GAAP adjustments(1) 63 17 84 33 Termination of COLI plan — (19) — — Adjusted(2) $ 76 $ 28 36.8% $ 86 $ 34 39.5% (1) Refer to Net Income (Loss) reconciliation for details. (2) The tax impact of Adjusted Pre-Tax Income (Loss) from continuing operations is calculated under the same accounting principles applied to the As Reported Pre-Tax Income, which employs an annual effective tax rate method to the results. 27

Non-GAAP Reconciliation: Operating Income / Margin

CONDUENT

(in millions)	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q2 2016	Q1 2016
GAAP Revenue From Continuing Operations	$ 1,480	$ 1,496	$ 1,553	$ 1,514	$ 1,596	$ 1,613	$ 1,685
GAAP Pre-tax (Loss) Income From Continuing Operations	13	(11)	(22)	(1,141)	2	(34)	(54)
GAAP Operating Margin As Reported	*0.5%*	*(0.7)%*	*(1.4)%*	*(75.4)%*	*0.1%*	*(2.1)%*	*(3.2)%*
GAAP Revenue From Continuing Operations	$ 1,480	$ 1,496	$ 1,553	$ 1,514	$ 1,596	$ 1,613	$ 1,685
NY MMIS adjustment	—	—	—	83	—	—	—
Adjusted Revenue	$ 1,480	$ 1,496	$ 1,553	$ 1,597	$ 1,596	$ 1,613	$ 1,685
GAAP Pre-tax (Loss) Income From Continuing Operations	$ 13	$ (11)	$ (22)	$ (1,141)	$ 2	$ (34)	$ (54)
Adjustments:							
Goodwill impairment	—	—	—	935	—	—	—
Amortization of intangible assets	60	61	61	80	63	62	75
NY MMIS	1	1	8	161	—	—	—
Restructuring and related costs	22	36	18	44	8	23	26
HE charge	(3)	—	(5)	—	—	—	—
Separation costs	2	1	5	10	15	16	3
Interest expense	35	34	36	11	1	1	1
Related party interest	—	—	—	(4)	10	10	10
(Gain) loss on sale of asset and businesses	(16)	(25)	—	(3)	—	(1)	—
Other (income) expenses, net	(3)	(9)	(12)	16	(2)	—	10
Adjusted Operating Income/Margin	*$ 111*	*$ 88*	*$ 89*	*$ 109*	*$ 97*	*$ 77*	*$ 71*
Adjusted Operating Margin	7.5%	5.9 %	5.7 %	6.8 %	6.1%	4.8 %	4.2 %

(1) Pre-Tax Loss and revenue from continuing operations.

28

Non-GAAP Reconciliation: Adjusted EBITDA

CONDUENT

(in millions)	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Full Year 2016
Reconciliation to Adjusted Revenue								
GAAP Revenue From Continuing Operations	$ 1,480	$ 1,496	$ 1,553	$ 1,514	$ 1,596	$ 1,613	$ 1,685	$ 6,408
NY MMIS adjustment	—	—	—	83	—	—	—	—
Adjusted Revenue	$ 1,480	$ 1,496	$ 1,553	$ 1,597	$ 1,596	$ 1,613	$ 1,685	$ 6,491
Reconciliation to Adjusted EBITDA								
GAAP Net (Loss) Income As Reported From Continuing Operations	$ (17)	$ (4)	$ (10)	$ (951)	$ 1	$ (10)	$ (23)	$ (983)
Interest expense	35	34	36	11	1	1	1	14
Related party interest	—	—	—	(4)	10	10	10	26
Income tax (benefit) expense	30	(7)	(12)	(190)	1	(24)	(31)	(244)
Depreciation	31	34	31	36	31	29	32	128
Amortization	92	96	94	159	104	104	118	485
EBITDA	$ 171	$ 153	$ 139	$ (939)	$ 148	$ 110	$ 107	$ (574)
EBITDA Margin	*11.6%*	*10.2%*	*9.0%*	*(62.0)%*	*9.3%*	*6.8%*	*6.4%*	*(8.8)%*
EBITDA	$ 171	$ 153	$ 139	$ (939)	$ 148	$ 110	$ 107	$ (574)
Adjustments:								
Goodwill impairment	—	—	—	935	—	—	—	935
Restructuring and related costs	22	36	18	44	8	23	26	101
Separation costs	2	1	5	10	15	16	3	44
NY MMIS	1	1	8	161	—	—	—	161
NY MMIS depreciation	—	—	—	(52)	—	—	—	(52)
HE charge	(3)	—	(5)	—	—	—	—	—
(Gain) loss on sale of asset and businesses	(16)	(25)	—	(3)	—	(1)	—	(2)
Other (income) expenses, net	(3)	(9)	(12)	16	(2)	—	10	22
Adjusted EBITDA	$ 174	$ 157	$ 153	$ 172	$ 169	$ 148	$ 146	$ 635
Adjusted EBITDA Margin	11.8%	10.5%	9.9%	10.8 %	10.6%	9.2%	8.7%	9.8 %

(1) Pre-tax loss and Revenue from continuing operations

29

Non-GAAP Reconciliation: Segment Adjusted EBITDA

CONDUENT

(in millions)	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q2 2016	Q1 2016
Commercial Industries							
Segment GAAP revenue	$ 864	$ 876	$ 923	$ 936	$ 923	$ 939	$ 1,007
Segment profit	$ 53	$ 32	$ 29	$ 48	$ 42	$ 35	$ 26
Depreciation & amortization	40	43	41	33	43	41	45
Adjusted Segment EBITDA	$ 93	$ 75	$ 70	$ 81	$ 85	$ 76	$ 71
Adjusted EBITDA Margin	*10.8%*	*8.6 %*	*7.6%*	*8.7 %*	*9.2 %*	*8.1 %*	*7.1 %*
Public Sector							
Segment GAAP revenue	$ 540	$ 540	$ 549	$ 574	$ 584	$ 579	$ 571
Segment profit	$ 59	$ 59	$ 61	$ 76	$ 78	$ 78	$ 61
Depreciation & amortization	22	24	21	26	25	26	25
Adjusted Segment EBITDA	$ 81	$ 83	$ 82	$ 102	$ 103	$ 104	$ 86
Adjusted EBITDA Margin	*15.0%*	*15.4 %*	*14.9%*	*17.8 %*	*17.6 %*	*18.0 %*	*15.1 %*
Other Segment							
Segment GAAP revenue	$ 76	$ 80	$ 81	$ 4	$ 89	$ 95	$ 107
NY MMIS charge	—	—	—	83	—	—	—
Adjusted Segment Revenue	$ 76	$ 80	$ 81	$ 87	$ 89	$ 95	$ 107
GAAP Segment profit (loss)	$ 1	$ (4)	$ (4)	$ (173)	$ (23)	$ (36)	$ (16)
NY MMIS charge	1	1	8	133	—	—	—
HE charge	(3)	—	(5)	28	—	—	—
Adjusted Other Segment Loss	(1)	(3)	(1)	(12)	(23)	(36)	(16)
Depreciation & amortization	1	2	2	56	4	4	5
NY MMIS depreciation	—	—	—	(24)	—	—	—
HE depreciation	—	—	—	(28)	—	—	—
Adjusted Segment EBITDA	$ —	$ (1)	$ 1	$ (8)	$ (19)	$ (32)	$ (11)
Adjusted EBITDA Margin	*—%*	*(1.3)%*	*1.2%*	*(9.2)%*	*(21.3)%*	*(33.7)%*	*(10.3)%*

30

Non-GAAP Reconciliation: Other Segment Revenue, Profit (Loss) and Margin 31 Three Months Ended Three Months Ended Three Months Ended Three Months Ended September 30, 2017 June 30, 2017 March 31, 2017 December 31, 2016 (in millions) Revenue Loss Margin Revenue Loss Margin Revenue Loss Margin Revenue Loss Margin GAAP Other Segment As Reported From Continuing Operations $ 76 $ 1 1.3% $ 80 $ (4) (5)% $ 81 $ (4) (4.9)% $ 4 $ (173) n/a Adjustments: NY MMIS — 1 — 1 — 8 83 161 HE charge — (3) — — — (5) — — Adjusted Other Segment $ 76 $ (1) (1.3)% $ 80 $ (3) (3.8)% $ 81 $ (1) (1.2)% $ 87 $ (12) (13.8)% Note: The prior year period results has been adjusted to reflect new segment reporting as of Q1 2017.

Non-GAAP Reconciliation: Free Cash Flow 32 (in millions) Three Months Ended September 30, 2017 Three Months Ended September 30, 2016 Year Ended December 31, 2016 Operating Cash Flow $ 104 $ 140 $ 108 Cost of additions to land, buildings & equipment (20) (31) (149) Cost of additions to internal use software (11) (11) (39) Vendor financed capital leases — — (1) Free Cash Flow $ 73 $ 98 $ (81)

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